EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. Bank National Association

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street

St. Paul, Minnesota
(Address of principal executive offices)
55101
(Zip Code)

Julie Balerna

U.S. Bank National Association
One Federal Street
Boston, MA 02110
(617) 603-6565
(Name, address and telephone number of agent for service)

Alaska Air Group, Inc.

(Exact name of Registrant as Specified in it’s charter)

Delaware	34-1697351
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19300 Pacific Highway South Seattle, WA	98188
(Address of principal executive offices)	(Zip Code)

Alaska Air Group, Inc.

Senior Convertible Notes due 2023
(Title of the Indenture Securities)

FORM T-1

Item 1.	General Information. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-14.	Items 3-14 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	The Trustee is NOT a foreign trustee.

Item 16.	List of Exhibits: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts on the 13th day of April 2004.

U.S. Bank National Association

By:	/s/ JULIE A. BALERNA

Julie A. Balerna
Assistant Vice President

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Exhibit 6

CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 13, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ JULIE A. BALERNA

Julie A. Balerna
Assistant Vice President

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Exhibit 7

U.S. BANK NATIONAL ASSOCIATION

STATEMENT OF FINANCIAL CONDITION

As of 12/31/2003
($000’s)

12/31/2003

ASSETS
Cash and Due From Depository Institutions	$8,631,361
Federal Reserve Stock	0
Securities	42,963,396
Federal Funds	2,551,376
Loans & Lease Financing Receivables	113,297,142
Fixed Assets	1,840,487
Intangible Assets	9,545,158
Other Assets	7,838,793

Total Assets	$186,667,713
LIABILITIES
Deposits	$128,249,183
Fed Funds	8,683,536
Treasury Demand Notes	0
Trading Liabilities	213,447
Other Borrowed Money	21,664,023
Acceptances	123,996
Subordinated Notes and Debentures	5,953,524
Other Liabilities	5,173,011

Total Liabilities	$170,060,720
EQUITY
Minority Interest in Subsidiaries	$1,002,595
Common and Preferred Stock	18,200
Surplus	11,677,397
Undivided Profits	6,344,019

Total Equity Capital	$19,042,211
Total Liabilities and Equity Capital	$189,102,931

      To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

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